SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 12, 2014 (February 6, 2014)

Elephant Talk Communications Corp.

(Exact name of registrant as specified in Charter)

Delaware	000-30061	95-4557538
(State of other Jurisdiction of	(Commission file no.)	(IRS employer identification no.)
incorporation)

3600 NW 138TH St. STE 102 Oklahoma City, OK 73134

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (405) 301-6774

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Report, including the exhibits, includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Our actual results may differ materially from those discussed herein, or implied by, these forward-looking statements. Forward-looking statements are generally identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project” and other similar expressions. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 6, 2014, Elephant Talk Communications Corp. (the “Company”) received a notice from the NYSE MKT LLC (the “Exchange”) indicating that the Company made a reasonable demonstration of its ability to regain compliance with Section 1003(a)(iv) of the Company Guide of the Exchange (the “Company Guide”). As a result, the Exchange accepted the Company’s updated plan of compliance (the “Plan”) and granted the Company a further extension until April 30, 2014 (the “Plan Period”) to regain compliance with the continued listing standards.

The Company initially received notice from the Exchange on May 17, 2013 indicating that the Company does not satisfy the continued listing standards of the Exchange set forth in Section 1003(a)(iv) of the Company Guide in that the Company has sustained losses which are so substantial in relation to its overall operations, or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether the Company will be able to continue operations and/or meet its obligations as it matures. The Company was afforded an opportunity to submit its initial plan of compliance to the Exchange, and on May 31, 2013, the Company presented its Plan to the Exchange. On June 13, 2013, the Exchange accepted the Plan and granted the Company an extension until August 31, 2013 and the Exchange has granted subsequent extensions to November 30, 2013 and January 31, 2014.

During the Plan Period, the Company will be subject to periodic review by the staff of the Exchange. Failure by the Company to demonstrate progress consistent with the Plan during the Plan Period or to regain compliance by the end of the Plan Period could result in the Exchange initiating delisting proceedings.

In addition, pursuant to the notice it received on December 20, 2013, the Company continues to be subject to the compliance deadline of Sections 802(b) and 803(B)(6)(b) of the Company Guide for its non-compliance with Sections 802(a) and 803(B)(2)(a) of the Company’s Guide because a majority of the directors on its board are not independent and its audit committee is comprised of one independent director rather than the requisite three independent directors. Pursuant to Sections 802(b) and 803(B)(6)(b) of the Company Guide, the Company will have until the earlier of its next annual meeting of stockholders or December 18, 2014 to regain compliance with the requirements of Section 802(a) and 803(B)(2)(a) of the Company Guide (such earlier date, the “Compliance Date”).  While not expected, if the Company were to hold its 2014 annual meeting of stockholders early (on or before June 16, 2014), then the Compliance Date would instead be June 16, 2014.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on February 12, 2014 announcing receipt of the Exchange’s notice on February 6, 2014. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

The information under Item 7.01 of this Form 8-K and set forth in the attached Exhibit 99.1 is intended to be furnished under and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

99.1	Press Release, dated February 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2014	ELEPHANT TALK COMMUNICATIONS CORP.

	By:	/s/ Alex Vermeulen
Alex Vermeulen
General Counsel